SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): March 14, 2003
                                                  --------------




                              AUDIOVOX CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-28839          13-1964841
----------------------------        ------------     ---------------------------
(State or other jurisdiction        (Commission       (I.R.S. Employer
 of Incorporation or                 File Number)        Identification Number)
 organization)



150 Marcus Boulevard, Hauppauge, New York                     11788
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:(631) 231-7750
                                                   ----------------




                                Page 1 of 4 Pages
                             Exhibit Index on Page 3

Item 5.        Other Events.
               ------------

     A. Press Release: On March 14, 2003 Audiovox Corporation (the "Company") announced the following: that it postponed its conference call; unaudited financial results for its fiscal year ended November 30, 2002; a restatement of it first, second and third quarters for fiscal 2002; guidance on its first quarter fiscal 2003; and, that it had received a waiver from its bank group waiving compliance of certain financial covenants. A copy of the Press Release is filed as Exhibit 1 hereto.

     B. Waiver to Fourth Amended and Restated Credit Agreement: Effective March 13, 2003, the Company and its Lenders executed a Waiver to the Company's Fourth Amended and Restated Credit Agreement (the "Waiver").

     The Waiver, among other things, (i) reduces the aggregate Commitments of the Lenders to $200,000,000; (ii) waives compliance by the Company with the provision of subsection 9.1(a) with respect to delivery of financial statements for the fiscal year of the company ended November 30, 2002; (iii) waives compliance by the Company with the requirements of subsection 10.1(a)(i)(B) with respect to the period of two consecutive fiscal quarters of the Company ending November 30, 2002; (iv) waives compliance by the Company with the requirements of subsection 10.1(a)(i)(C) with respect to the fiscal year of the Company ended November 30, 2001 provided that the amount of the Consolidated Pre-Tax Income for such fiscal year shall exceed $1.00; and, (iv) waives compliance by the Company with the requirements of subsection 10.1(a)(iii) with respect to the fiscal quarters of the Company ended February 28, 2002 and November 30, 2002.

                                Page 2 of 4 Pages
                             Exhibit Index on Page 3

Item 7.        Exhibits.

Exhibit 1.        Press release dated March 14, 2003.

Exhibit 2. Waiver dated as of March 13, 2003 to the Audiovox Corporation Fourth Amended and Restated Credit Agreement


                                Page 3 of 4 Pages
                             Exhibit Index on Page 3

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AUDIOVOX CORPORATION

Dated:  March 14, 2003                      By: s/Charles M. Stoehr
                                                --------------------------------
                                                 Charles M. Stoehr
                                                 Senior Vice President and
                                                 Chief Financial Officer


                                Page 4 of 4 Pages
                             Exhibit Index on Page 3

FOR IMMEDIATE RELEASE

                          AUDIOVOX CORPORATION REPORTS
                     UNAUDITED FISCAL 2002 FINANCIAL RESULTS

                            Conference call postponed

Hauppauge, NY, March 14, 2003 . . . Audiovox Corporation (Nasdaq: VOXX) today postponed its conference call and announced unaudited financial results for its fiscal year ended November 30, 2002.

Conference Call

The Company has postponed its conference call scheduled for 10 a.m. (EST), Friday, March 14, 2003 and announced that it will not file its annual report on Form 10-K for 2002 on March 17, 2003, the Securities and Exchange Commission ("SEC") deadline to file its annual report under a 15-day extension. The reason for this delay in filing is related to the resolution of the Company's response to an SEC comment letter on the Company's prior Form 10-K and 10-Q Filings. There can be no assurance that the Company will not be required to make changes to the financial information set forth herein or prior financial information as a result of the SEC review.

Audiovox Corporation will be hosting a results conference call after it files the 10-K for the fiscal year ended November 30, 2002. At such time, a conference call notice and invitation will be announced.

Fiscal Year 2002  (Unaudited)

For the fiscal year ended November 30, 2002, net sales were $1.1 billion. For the fiscal year ended November 30, 2002, the Company's majority-owned subsidiary, Audiovox Communications Corp. (ACC) had revenues of $727.5 million on sales of 4.9 million units. The average selling price was $136 per unit due to higher priced, new product introductions during the fourth quarter. Wireless sales were impacted by reduced consumer demand, price erosion and delivery delays by some of ACC's suppliers. For the fiscal year-ended November 30, 2002, the Company's wholly owned subsidiary, Audiovox Electronics Corp. (AEC) posted sales of $373.8 million. Sales in AEC were positively impacted by continued growth in the mobile video, security and consumer product categories.

For the fiscal year ended November 30, 2002, net loss and loss per common share were $10.0 million and $0.46 per share, both basic and diluted, respectively. For the fiscal year ended November 30, 2002, ACC's loss before taxes was $23.4 million. Income before taxes for AEC was $18.8 million. The Company reports its operating segments on an income before taxes basis and retains certain expenses at the corporate level, which are not allocated to the operating segments.

For the fiscal year ended November 30, 2002, the Company reported income before taxes of $3.7 million. As a result of the additional sale of shares of ACC to Toshiba Corporation, Audiovox Corporation's majority ownership of ACC was reduced to 75%. For Federal Income Tax purposes,

                                    - more -

                                    Exhibit 1

Audiovox Corporation Reports Unaudited Fiscal 2002 Financial Results
Page 2 of 4

ACC will no longer be consolidated in the parent company's Federal Tax returns. The Company has recorded a valuation allowance of $11.3 million on the deferred tax assets of ACC.

Fourth Quarter Results (Unaudited)

Net sales for the fourth quarter of fiscal 2002 were $317.2 million. Net sales for ACC were $210.9 million for the fourth quarter with 1.5 million total units sold at an average selling price of $137. Fourth quarter net sales for AEC were $106.3 million. The Company reports its operating segments on an income before taxes basis and retains certain expenses at the corporate level, which are not allocated to the operating segments.

Net loss and loss per common share for the quarter, which includes a valuation allowance on ACC's deferred tax assets were $12.4 million and $0.57 basic and diluted, respectively. ACC's fourth quarter loss before taxes was $7.9 million. AEC's fourth quarter income before taxes was $3.2 million. The Company reports its operating segments on an income before taxes basis.

There were several charges taken by ACC during the fourth quarter. The Company has recorded a valuation allowance of $11.3 million on the deferred tax assets of ACC. In addition, markdowns were recorded on ACC's inventory and the Company increased its provision for doubtful accounts for a PCS carrier and for customers in Venezuela and Argentina, due to the current economic conditions there.

AEC provided for additional foreign currency translation costs relating to the Company's Venezuelan subsidiary. The Electronics group also provided an additional provision for inventory as a result of fourth quarter order cancellations from some of its mass merchant customers. This markdown reflects future resale value of the inventory based on current market conditions.

Operating Expenses and other  (Unaudited)

For the fiscal year ended November 30, 2002, operating expenses were $102.5 million. Operating expenses included additional provisions for doubtful accounts, compensation related expenses from the Toshiba purchase of shares in ACC, additional operating expenses that resulted from the acquisition of the assets of Code Alarm Inc., increased insurance expenses, and increased audit and legal fees. Other expenses increased as a result of foreign currency translation costs related to the Company's Venezuelan subsidiary.

Balance Sheet-Selected Items  (Unaudited)

Accounts receivable for the fiscal year ended November 30, 2002 were $184.5 million. Inventory at the end of fiscal 2002 was $292.7 million. ACC inventory levels were at $184.4 million, due to increased purchases for anticipated first quarter 2003 sales. AEC inventory levels were at $108.1 million, due to cancelled fourth quarter sales of certain video products by mass merchandiser customers.

The Company's shareholder equity was $310.6 million as of November 30, 2002, which reflects the sale of 20% ACC shares to Toshiba, losses and profits from operations and the effect of the valuation allowance on ACC's deferred tax assets.

                                    - more -

                                    Exhibit 1

Audiovox Corporation Reports Unaudited Fiscal 2002 Financial Results
Page 3 of 4

Quarterly Restatement (Unaudited)

After a review of the effect of EITF 01-9 on the Company's financial statements and adjustments for sales cutoffs, litigation accruals, foreign currency for its Venezuelan subsidiary, inventory pricing and tax provision, the Company will restate its first, second and third quarters for fiscal 2002. The net effect of the restatement for the nine months ended August 31, 2002 is a reduction of $462,000 in revenue and an increase in net income of $36,000. The following is a summary of the restatement by quarter, dollars in thousands except per share data:

                                   Unaudited                                Unaudited
                               3 months ended                           3 months ended
                               February 28, 2002                          May 31, 2002


                            As Reported         As Restated       As Reported        As Restated

Net Sales                       191,012            186,411            304,603           297,847
Gross Profit                     20,231             19,040             23,825            22,916
Operating Expense                25,666             24,459             29,376            27,497
Pretax income/(loss)             (5,859)            (7,194)             9,547            10,447
Net income/(loss)                (3,949)            (5,380)             4,455             5,143
Net income/(loss) per
common share
Basic                             (0.18)             (0.24)              0.20              0.23

Diluted                           (0.18)             (0.24)              0.20              0.23


                                   Unaudited                        Unaudited
                                   3 months ended                   9 months ended
                                   August 31, 2002                  August 31,2002*


                           As Reported       As Restated     As Reported         As Restated

Net Sales                      291,367          302,262          784,567          784,105
Gross Profit                    31,576           31,601           73,217           71,142
Operating Expense               26,832           25,446           79,459           74,987
Pretax income                    3,885            5,051            7,572            8,304
Net income/(loss)                1,867            2,646            2,373            2,409
Net income/(loss) per
common share
Basic                             0.09             0.12             0.11             0.11
Diluted                           0.08             0.12             0.11             0.11

*The Company adopted EITF#01-9 effective May 1, 2002. The effect of this is included in the second and third quarters and third quarter year to date.

Guidance

For the first fiscal quarter 2003 ended February 28, 2003, the Company's guidance is for revenues in the range of $290- $305 million as a result of improved performance in both operating subsidiaries, which represents an increase of 56% - 61 % over fiscal first quarter 2002.

                                    Exhibit 1

Audiovox Corporation Reports Unaudited Fiscal 2002 Financial Results
Page 4 of 4

The Company's invested cash position as of February 28, 2003 was $42 million. In addition as of February 28, 2003, the Company had no direct borrowings under its main bank facility. During March 2003, the Company requested its banking group to reduce the Company's committed bank lines from $250 million to $200 million, based on the Company's improved cash flow position and turnover. This reduction will reduce fees paid on unused portions of the Company's bank lines. The Company has also received waivers from its bank group on covenant violations related to income tests for all of fiscal 2002.


Audiovox Corporation is an international leader in the marketing of cellular telephones, mobile security and entertainment systems, and consumer electronics products. The Company conducts its business through two subsidiaries and markets its products both domestically and internationally under its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to several customers. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks such as risks resulting from the review of our prior filings by the SEC and any changes to our financial statements that may result from our ability to keep pace with technological advances, significant competition in the wireless, mobile and consumer electronics businesses, quality and consumer acceptance of newly introduced products, our relationships with key suppliers and customers, market volatility, non-availability of product, excess inventory, price and product competition, new product introductions and other risks detailed in the Company's Form 10-K for the fiscal year ended November 30, 2002 and other documents on file with the SEC. These factors, among others may cause actual results to differ materially from the results suggested in the forward-looking statements.

Company Contacts:
C. Michael Stoehr                   Glenn Wiener
SVP and CFO                             Investor and Financial Media Relations
(631) 233-7750                          (212) 579-2255 or GWIENER@GWCCO.COM



                                                     # # # # #


                                    Exhibit 1

                                                                  CONFORMED COPY

     SEVENTH AMENDMENT AND WAIVER, dated as of March 13, 2003 (this "Amendment and Waiver"), to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended pursuant to the First Amendment and Consent thereto, dated as of October 12, 1999, the Second Amendment thereto, dated as of December 20, 1999, the Third Amendment thereto, dated as of April 14, 2000, the Fourth Amendment and Waiver thereto, dated as of June 5, 2001, the Fifth Amendment and Waiver thereto, dated as of March 14, 2002, and the Sixth Amendment and Consent thereto, dated as of May 28, 2002, and as the same may further be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Audiovox Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"; individually, a "Lender"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as administrative and collateral agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H :
                                               - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

     WHEREAS, the Borrower has requested that the Lenders waive and amend certain terms in the Credit Agreement in the manner provided for herein; and

     WHEREAS, the Agent and the Lenders are willing to agree to the requested waiver and amendment, on the terms and conditions provided for herein;

     NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

     2. Decrease in Commitments. The Borrower, the Lenders and the Agent hereby agree that, on the Seventh Amendment Effective Date, the aggregate Commitments of the Lenders will be reduced to $200,000,000.

     3. Amendments of Subsection 1.1 (Definitions). Subsection 1.1 of the Credit Agreement is hereby amended as follows:

                                    Exhibit 2
                                     Page 1

                                                                  CONFORMED COPY


(a) by deleting therefrom the definitions of the following defined terms in their respective entireties:

     "Applicable Commitment Fee Rate"

     "Applicable Margin"

(b) by adding thereto the following definitions in the proper alphabetical order:

     "Applicable Commitment Fee Rate": 0.50%.

     "Applicable Margin": 0.75%, with respect to any Base Rate Loan, and 2.75%, with respect to any Eurodollar Loan.

     "Seventh Amendment and Waiver": the Seventh Amendment and Waiver, dated as of March 13, 2003, to this Agreement.

     "Seventh Amendment Effective Date": March 13, 2003.


     4. Waiver of Subsection 9.1 (Financial Statements). The Lenders hereby waive compliance, until March 14, 2003 by the Borrower with the requirements of subsection 9.1(a) of the Credit Agreement with respect to the fiscal year of the Borrower ended November 30, 2002.

     5. Waivers of Subsection 10.1. (a) The Lenders hereby waive compliance by the Borrower with the provisions of subsection 10.1(a)(i)(B) of the Credit Agreement with respect to the period of two consecutive fiscal quarters of the Borrower ending November 30, 2002.

(b) The Lenders hereby waive compliance by the Borrower with the provisions of subsection 10.1(a)(i)(C) of the Credit Agreement, so long as Consolidated Pre-Tax Income exceeds $1.00 with respect to the fiscal year ending November 30, 2002.

(c) The Lenders hereby waive compliance by the Borrower with the provisions of subsection 10.1(a)(iii) of the Credit Agreement with respect to fiscal quarters of the Borrower ending February 28, 2002 and November 30, 2002.

     6. General Waiver. The Lenders hereby waive any Default or Event of Default to the extent arising solely out of the restatement (for the reasons disclosed to the Lenders on or prior to the date hereof) of the Company's financial statements for the first three quarters of the fiscal year ended November 30, 2002.

     7. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 7 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

     8. Conditions to Effectiveness. This Amendment and Waiver shall become effective as of the date first written above upon receipt by the Agent of (i) counterparts to this Amendment and Waiver duly executed by the Borrower and the Required Lenders, (ii) an amendment

                                    Exhibit 2
                                     Page 2

                                                                  CONFORMED COPY



fee in the amount of $150,000, for the account of Lenders which have executed and delivered to the Agent this Amendment and Waiver prior to 12:00 p.m. on March 13, 2003 (and will be paid to such Lenders pro rata according to their respective Commitments) and (iii) an Acknowledgement and Consent in the form of Exhibit A hereto duly executed by each of the Guarantors.

     9. Continuing Effect; No Other Waivers. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The waiver provided for herein is limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Agent's or the Lenders' willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Credit Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment and Waiver).

     10. Expenses. The Borrower agrees to pay and reimburse the Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment and Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

     11. Counterparts. This Amendment and Waiver may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

     12. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                    Exhibit 2
                                     Page 3

                                                                  CONFORMED COPY

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                      AUDIOVOX CORPORATION


                                      By: s/ Charles M. Stoehr
                                          ---------------------
                                      Name:    Charles M. Stoehr
                                      Title:   Sr. Vice Pres. And CFO


                                      JPMORGAN CHASE BANK,
                                      as Agent and as a Lender


                                      By: s/ John K. Budzynski
                                          ---------------------
                                      Name: John K Budzynski
                                      Title:   Vice President


                                      FLEET NATIONAL BANK, as a Lender


                                      By: s/ Steven J. Melicharek
                                          -----------------------
                                      Name:    Steven J. Melicharek
                                      Title:   S.V.P.

                                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                                      as a Lender


                                      By: s/ Evelyn Kusold
                                          ---------------------
                                      Name:    Evelyn Kusold
                                      Title:   AVP



                                    Exhibit 2
                                     Page 4

                                                                  CONFORMED COPY

                                      CITIBANK, N.A., as a Lender


                                      By: s/ Richard Romano
                                          ---------------------
                                      Name:    Richard Romano
                                      Title:   VP


                                      MELLON BANK, N.A., as a Lender


                                      By:
                                      Name:
                                      Title:


                                      GE COMMERCIAL DISTRIBUTION FINANCE,
                                      as a Lender


                                      By: s/ David J. Lynch
                                          ---------------------
                                      Name:    David J. Lynch
                                      Title:   VP Operations

                                      ISRAEL DISCOUNT BANK OF NEW YORK,
                                      as a Lender

                                      By: s/ Andrew Ackerman
                                          ---------------------
                                      Name:    Andrew Ackerman
                                      Title:   First VP

                                      By: s/ Scott Fishbein
                                          ---------------------
                                      Name:    Scott Fishbein
                                      Title:   First VP



                                    Exhibit 2
                                     Page 5

                                                                  CONFORMED COPY

                                      PNC BUSINESS CREDIT INC., as a Lender


                                      By:
                                      Name:
                                      Title:


                                      WASHINGTON MUTUAL, as a Lender


                                      By: s/ Daniel Liberty
                                          ---------------------
                                      Name:    Daniel Liberty
                                      Title:   VP


                                      BANK LEUMI USA, as a Lender


                                      By: s/ Paul Tine /s/ Glen D, Kreutzer
                                          ----------------------------------
                                      Name: Paul Tine / Glen D. Kreutzer
                                      Title:   VP     / Banking Officer

                                      U.S. BANK, N.A., as a

                                      By:
                                      Name:
                                      Title:



                                    Exhibit 2
                                     Page 6

                                                                       Exhibit A

                           ACKNOWLEDGMENT AND CONSENT

     Each of the undersigned corporations (i) as a guarantor under that certain Amended and Restated Subsidiaries Guarantee, dated as of March 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Guarantee"), made by each of such corporations in favor of the Collateral Agent, (ii) as a grantor under that certain Amended and Restated Security Agreement, dated as of March 15, 1994 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), made by each of such corporations in favor of the Collateral Agent, and (iii) in the case of Audiovox Holding Corp., as the pledgor under that certain Pledge Agreement, dated as of February 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by Audiovox Holding Corp. in favor of JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as pledge agent for the secured parties thereunder, hereby consents to the execution and delivery of the Fifth Amendment and Waiver to which this Acknowledgment and Consent is attached and hereby confirms and agrees that the Guarantee, the Security Agreement and the Pledge Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and the Guarantee, the Security Agreement, the Pledge Agreement and all of the Subsidiaries Collateral (as defined in the Security Agreement) and Collateral (as defined in the Pledge Agreement) do, and shall continue to, secure the payment of all of the Obligations (as defined in the Guarantee and the Security Agreement, as the case may be) pursuant to the terms of the Guarantee or the Security Agreement, as the case may be, or, in the case of the Pledge Agreement, secure the payment of the Secured Obligations (as defined in the Pledge Agreement) pursuant to the terms of the Pledge Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement referred to in the Seventh Amendment and Waiver to which this Acknowledgment and Consent is attached.


                                        QUINTEX MOBILE COMMUNICATIONS CORP.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: Vice President


                                    Exhibit 2
                                     Page 7

                                                                       Exhibit A

                                        AMERICAN RADIO CORP.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: Vice President



                                       AUDIOVOX INTERNATIONAL CORP.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: Vice President



                                     AUDIOVOX CANADA LIMITED


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: Vice President


                                       AUDIOVOX HOLDING CORP.


                                       By: s/ Chris Lazarides
                                           -------------------
                                        Name: Chris Lazarides
                                          Title: President


                                        AUDIOVOX ASIA INC.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: President




                                    Exhibit 2
                                     Page 8

                                                                       Exhibit A
                                       AUDIOVOX LATIN AMERICA LTD.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: President


                                       AUDIOVOX COMMUNICATIONS CORP.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: Secretary


                                      AUDIOVOX ELECTRONICS CORP.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: Secretary


                                     CODE SYSTEMS, INC.


                                        By: s/ Charles M. Stoehr
                                            ---------------------
                                        Name:  Charles M. Stoehr
                                        Title: CFO

  Dated as of March 13, 2003

                                    Exhibit 2
                                     Page 9